Exhibit 8.1

A LIMITED LIABILITY PARTNERSHIP TELEPHONE: +44 (0)20-7959-8900 FACSIMILE: +44 (0)20-7959-8950 WWW.SULLCROM.COM	One New Fetter Lane London EC4A 1AN, England BRUSSELS • FRANKFURT • PARIS LOS ANGELES • NEW YORK • PALO ALTO • WASHINGTON, D.C. BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

February 12, 2026

UBS Group AG,

Bahnhofstrasse 45,

8001 Zurich, Switzerland.

UBS AG,

Bahnhofstrasse 45,

8001 Zurich, Switzerland.

Aeschenvorstadt 1,

4051 Basel, Switzerland.

UBS Americas Inc.,

11 Madison Avenue,

New York, New York 10010.

Ladies and Gentlemen:

As United States counsel to UBS Group AG, UBS AG, and UBS Americas Inc. (together, the “Registrants”) in connection with the registration under the Securities Act of 1933 of the (a) (i) 4.875% Senior Notes due 2045 of UBS Group AG, (ii) 4.550% Senior Notes due 2026 of UBS Group AG, (iii) 3.750% Senior Notes due 2025 of UBS Group AG, (iv) 3.800% Senior Notes due 2023 of Credit Suisse Group AG and (v) 3.800% Senior Notes due 2022 of Credit Suisse Group Funding (Guernsey) Limited and the guarantee thereof by Credit Suisse Group AG and (b) 7 1/8% Notes due July 15, 2032 of UBS Americas Inc., and the guarantees thereof by UBS Group AG and UBS AG, as described in each prospectus (the “Prospectuses”) that form a part of the Registration Statement on Form F-3, of the Registrants, filed with the Securities and Exchange Commission on February 12, 2026 (the “Registration Statement”) to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions of U.S. federal tax law set forth under the headings “United States Tax Considerations” contained in each Prospectus that forms a part of the Registration Statement are a fair and accurate summary of the matters described therein.

Sullivan & Cromwell LLP carries on business in England and Wales through Sullivan & Cromwell MNP LLP, a registered limited liability partnership established under the laws of the State of New York. The personal liability of our partners is limited to the extent provided in such laws. Additional information is available upon request or at www.sullcrom.com.

Sullivan & Cromwell MNP LLP is authorized and regulated by the Solicitors Regulation Authority (Number 00308712). A list of the partners’ names and professional qualifications is available for inspection at 1 New Fetter Lane, London EC4A 1AN. All partners are either registered foreign lawyers or solicitors.

UBS Group AG UBS AG UBS Americas Inc.	-2-

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Sullivan & Cromwell LLP